BRITISH COLUMBIA
BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

T.K. SPARKS

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: July 29, 2024 09:23 AM Pacific Time

Incorporation Number: **BC0446713**

Recognition Date: Incorporated on May 11, 1993

NOTICE OF ARTICLES

Name of Company:

LION COPPER AND GOLD CORP.

REGISTERED OFFICE INFORMATION

Mailing Address:
1200-750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

Delivery Address:
1200-750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
1200-750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

Delivery Address:
1200-750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Naugle, Charles Travis

Mailing Address:
23768 SHOOTING STAR DRIVE
GOLDEN CO 80401
UNITED STATES

Delivery Address:
23768 SHOOTING STAR DRIVE
GOLDEN CO 80401
UNITED STATES

Last Name, First Name, Middle Name:
Alford, Tony

Mailing Address:
7040 INTERLAKEN DR.
KERNERSVILLE NC 27285
UNITED STATES

Delivery Address:
7040 INTERLAKEN DR.
KERNERSVILLE NC 27285
UNITED STATES

Last Name, First Name, Middle Name:
PATTON, THOMAS C.

Mailing Address:
1200-750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

Delivery Address:
1200-750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

Last Name, First Name, Middle Name:
Dischler, Steven

Mailing Address:
143 SOUTH NEVADA ST.
YERINGTON NV 89447
UNITED STATES

Delivery Address:
143 SOUTH NEVADA ST.
YERINGTON NV 89447
UNITED STATES

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	COMMON Shares	Without Par Value Without Special Rights or Restrictions attached